MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

November 13, 2007

Office of Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

RE: Uraniumcore Company

 Commission File Number:  000-05186

We have read the statements that we understand Uraniumcore Company will include under Item 4 of the Form 8-K it will file regarding the recent change of auditors.

As for the Board of Directors meeting held on May 11, 2007 we have not been provided with those minutes.

On June 28, 2007 we advised the company that we would cease our services as principal independent accountants. On June 28, 2007 we advised the Securities and Exchange Commission that the Interim Financials for the below indicated periods were filed without auditor review. We advised that these financials should not be relied on and advised the filer to file an 8-K of  Non-Reliance.

Reporting Period

File Date

March 31, 2007

May 21, 2007

December 31, 2006

February 16, 2007

September 30, 2006

November 17, 2006

We have no basis to agree or disagree with other statements made under Item 4.

Sincerely,

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered

Las Vegas, Nevada

2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253-7499 Fax: (702)253-7501